EXHIBIT 10.1

AMERICAN ITALIAN PASTA COMPANY
2000 EQUITY INCENTIVE PLAN
STOCK APPRECIATION RIGHT AWARD AGREEMENT
FOR SENIOR VICE PRESIDENTS AND ABOVE

This Stock Appreciation Right Award Agreement (the “Award Agreement”), made this ___ day of ________, 200___ evidences the grant, by American Italian Pasta Company, (the “Company”), of a Stock Appreciation Right to (the “Grantee”) on ___________, 20__, (the “Date of Grant”).  By accepting the Award and executing this Award Agreement, the Grantee agrees to be bound by the provisions hereof and of the American Italian Pasta Company 2000 Equity Incentive Plan (the “Plan”).  Capitalized terms not defined herein shall have the same meaning as used in the Plan.

1.      Grant of SAR.  Subject to the terms and conditions set forth in this Award Agreement and in the Plan, the Company hereby grants to the Holder a SAR that relates to the stock appreciation, if any, for [_____________] Shares.  The stock appreciation for the SAR is the amount by which the Fair Market Value of the underlying Shares on the date of exercise of this SAR exceeds the exercise price of the SAR.  The exercise price of the SAR under this Agreement equals [$__________] per Share.  Upon exercise of all or any portion of this SAR, the Holder shall receive the stock appreciation with respect to the portion of the SAR exercised, payable to the Holder in Shares, based on the Fair Market Value of the Shares on the date of exercise.

2.      Exercise Period.

(a)         Subject to Paragraph 12, below, this SAR may be exercised, from time to time, with respect to the following number of Shares:

(i)           prior to the first anniversary of the Date of Grant, none of such Shares;

(ii)	from and after the first anniversary of the Date of Grant, ___% of such Shares;

(iii)	from and after the second anniversary of the Date of Grant, ___% of such Shares (less any Shares as to which this SAR shall have been exercised prior to such second anniversary);

(iv)	from and after the third anniversary of the date of Grant, ___% of such Shares (less any Shares as to which this SAR shall have been exercised prior to such third anniversary); and

(v)	from and after the fourth anniversary of the Date of Grant, ___% of such Shares (less any Shares as to which this SAR shall have been exercised prior to such fourth anniversary).

[Such additional years as necessary.]

(b)	Notwithstanding the above, the Grantee’s right to exercise the SAR shall terminate on the earliest to occur of the following dates:

(i)	the seventh anniversary of the Date of Grant;

(ii)	the [first anniversary] of the date of the Grantee’s Termination of Service on account of Retirement, Disability or death;

(iii)
the date [three months] following the date of the Grantee’s Termination of Service for any reason other than Retirement, Disability, death or for Cause (the “Termination Date”); provided, however, the Committee may, in its sole discretion, allow the Grantee to exercise this SAR at a later date following the Termination Date; and

(iv)	immediately upon a Termination of Service for Cause.

Provided further that, during any period in which exercise is allowed following the date of the Grantee’s Termination of Service for any reason, that portion of the SAR that was not exercisable on the date of the Grantee’s Termination of Service shall not become exercisable.

3.      Restriction on Exercise.  Notwithstanding the provisions of Paragraph 2, above, or any other provision of this Award Agreement, the Committee, in its sole discretion, may, only with respect to any unvested portion of this SAR, reduce the number of Shares subject to the SAR or may cancel the unvested portion of this SAR in its entirety if the Grantee (a) takes other employment or renders services to others without the written consent of the Company; or (b) conducts himself or herself in a manner that the Committee, in its sole discretion, deems has adversely affected or may adversely affect the Company.  The Grantee will not be entitled to any remuneration or compensation whatsoever for the loss of all or a portion of the Grantee’s SAR if the number of Shares subject to the Grantee’s SAR is reduced, or if the unvested portion of the Grantee’s SAR is canceled in its entirety, pursuant to this paragraph.

         4.       Notice of Exercise; Issue of Shares.

(a)
Subject to the provisions of Paragraph 2, above and Paragraph 12 below, the Holder may exercise part or all of the exercisable SAR by giving written notice to the Secretary of the Company specifying the number of Shares as to which this SAR is to be exercised.

(b)
As soon as practicable after receipt of an effective written notice of exercise as provided in this Paragraph 4, and subject to the last sentence of Paragraph 1, above, the Secretary of the Company shall cause ownership of the appropriate number of Shares to be transferred to the person or persons exercising this SAR by having a certificate or certificates for those Shares registered in the name of such person or persons and shall have each certificate delivered to the appropriate person.  Notwithstanding the foregoing, if the Company or a Subsidiary requires reimbursement of any tax required by law to be withheld with respect to Shares received upon exercise of this SAR, the Secretary shall not transfer ownership of those Shares until the required payment is made.

5.
Transferability of SARs.  The Grantee may transfer this SAR to (i) the spouse, children, or grandchildren of the Grantee (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefits of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (a) there may be no consideration for any such transfer and (b) subsequent transfers of this SAR shall be prohibited, except by will or the laws of descent and distribution.  Following transfer, this SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for the purposes of the Award Agreement, the term “Grantee” shall be deemed to refer to the transferee.  The event of a Termination of Service shall continue to be applied with respect to the original Grantee, following which this SAR shall be exercisable by the transferee only to the extent, and for the periods, specified in Paragraph 2.  Neither the Committee nor the Company shall have any obligation to provide notice to a transferee of termination of this SAR under the terms of this Award Agreement.

6.      Transferees of Stockholders.  The Company shall not be required to transfer any Shares on its books which shall have been sold, assigned or otherwise transferred in violation of this Award Agreement, or to treat as owner of such shares of stock, or to accord the right to vote as such owner or to pay dividends to, any person or organization to which any such Shares shall have been sold, assigned or otherwise transferred, from and after any sale, assignment or transfer of any Share made in violation of this Award Agreement.  Any transfer in violation of the terms of this Award Agreement shall be deemed null and void.

7.      Authorized Leave.  For purposes hereof, an authorized leave of absence (authorized by the Company or a Subsidiary to the Grantee in writing) shall not be deemed a Termination of Service hereunder.

8.      Taxes.  The Grantee will be solely responsible for any Federal, state or local income taxes imposed in connection with the exercise of the SAR or the delivery of Shares incident thereto, and the Grantee authorizes the Company or any Subsidiary to make any withholding for taxes which the Company deems necessary or proper in connection therewith, from any amounts due to the Grantee by the Company.  The Grantee may satisfy such withholding obligations, in whole or in part, by (a) electing to have the Company withhold otherwise deliverable Shares or (b) delivering to the Company Shares then owned by Grantee having a Fair Market Value equal to the amount required to be withheld.  If any tax withholding obligation of the Company with respect to the SAR is satisfied by having Shares withheld, the value of such Shares will be limited to an amount that does not exceed the minimum statutory withholding required by federal (including FICA), state and local tax authorities, including the Grantee’s share of payroll taxes that are applicable to such supplemental taxable income.

9.      Changes in Circumstances.  It is expressly understood and agreed that the Grantee assumes all risks incident to any change hereafter in the applicable laws or regulations or incident to any change in the market value of the Shares after the date hereof.

                    10.           No Conflict.  In the event of a conflict between this Award Agreement and the Plan, the provisions of the Plan shall govern.

11.      Governing Law.  This Award shall be governed under the laws of the State of Delaware.

12.      Investment Representation; Compliance with Law.

(a)
The Grantee agrees that the Shares that will be acquired on exercise of this SAR shall be acquired for his own account for investment only and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), or other applicable securities laws. If the Board of Directors or Committee so determines, any stock certificates issued upon exercise of this SAR shall bear a legend to the effect that the shares have been so acquired and may only be transferred upon registration or under an applicable exemption. The Company may, but in no event shall be required to, bear any expenses of complying with the Securities Act, other applicable securities laws or the rules and regulations of any national securities exchange or other regulatory authority in connection with the registration, qualification, or transfer, as the case may be, of this SAR or any Shares acquired upon the exercise hereof. The foregoing restrictions on the transfer of the Shares shall be inoperative if (1) the Company previously shall have been furnished with an opinion of counsel, satisfactory to it, to the effect that such transfer will not involve any violation of the Securities Act or other applicable laws or (2) the Shares shall have been duly registered in compliance with the Securities Act and other applicable securities laws. If the Shares received upon exercise of this SAR are registered under the Securities Act, the Grantee agrees that he will not make a public offering of the said Shares except on a national securities exchange on which the Shares of the Company are then listed.

(b)
Notwithstanding any provision of the Plan or this Award Agreement, Grantee shall not be entitled to exercise this SAR, and the Company shall not be obligated to deliver any Shares with respect to any exercise of this SAR, if such exercise or delivery would constitute a violation by the Grantee or the Company of the provisions of the Plan or of any applicable law or regulation, including but not limited to a violation of any applicable securities laws.  In the event Grantee is not allowed to exercise this SAR pursuant to this provision, the Company shall notify the Grantee at such later time that the SAR may be exercised in accordance with the provisions of the Plan and all applicable laws or regulations.

13.
Change in Control.  A Change in Control (as defined in the Plan) shall not accelerate the exercisability of this SAR. The terms of the Company’s Amended and Restated Severance Plan for Senior Vice Presidents and Above (the “Severance Plan”) shall control in the event of a change in control as defined in the Severance Plan.

AMERICAN ITALIAN PASTA COMPANY

By:	/s/
Name
Title

ACKNOWLEDGMENT

The undersigned Grantee acknowledges that he or she understands and agrees to be bound by each of the terms and conditions of this Award Agreement.

Printed Name	Signature
Date: